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                                                                 Exhibit 99.14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated January 20, 2004, relating to the financial statements and financial highlights appearing in the November 30, 2003 Annual Report to Shareholders of Dryden Government Securities Trust, formerly Prudential Government Securities Trust, (consisting of Money Market Series and the U.S. Treasury Money Market Series), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Independent Auditors" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
May 27, 2004